UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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IDEAYA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IDEAYA BIOSCIENCES, INC.

Dear Stockholder:

I am pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of IDEAYA Biosciences, Inc. (“IDEAYA”), which will be held online at www.proxydocs.com/IDYA, on June 16, 2020 at 12:30 p.m. Pacific Time.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone or by mail. If you decide to attend the Annual Meeting online, you will be able to vote electronically or via phone using the control number on your proxy card, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in IDEAYA.

Sincerely,

/s/ Yujiro Hata

Yujiro Hata
President and Chief Executive Officer

IDEAYA BIOSCIENCES, INC.

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2020

To the Stockholders of IDEAYA Biosciences, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of IDEAYA Biosciences, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 16, 2020, at 12:30 p.m. local time.  The Annual Meeting will be held entirely online due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees, and stockholders. We intend to hold future annual meetings in-person or as in-person/online hybrids as the health situation allows. You will be able to attend and participate in the Annual Meeting online by registering at www.proxydocs.com/IDYA. Once registered you will receive further instructions via email on how to listen to the meeting live, submit questions, and vote. The Annual Meeting will be held for the following purposes:

1.	To elect one Class I director to hold office until the 2023 annual meeting of stockholders or until his successor is elected;
2.

To ratify the selection, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 17, 2020 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominee named in Proposal No. 1 of the Proxy Statement; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer

South San Francisco, California

April 27, 2020

IDEAYA BIOSCIENCES, INC.

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

JUNE 16, 2020

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of IDEAYA Biosciences, Inc. (referred to herein as the “Company”, “IDEAYA”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 16, 2020, at 12:30 p.m. local time.  The Annual Meeting will be held entirely online due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees, and stockholders. We intend to hold future annual meetings in-person or as in-person/online hybrids as the health situation allows. You will be able to attend and participate in the Annual Meeting online by registering at www.proxydocs.com/IDYA. Once registered you will receive further instructions via email on how to listen to the meeting live, submit questions, and vote.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIAL

The Securities and Exchange Commission has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

•	the full set delivery option; or
•	the notice only option.

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others.

Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail as it would have done prior to the change in the rules. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website.  In connection with our Annual Meeting, we have elected to use the full set delivery option. Accordingly, you will receive all proxy materials by mail. These proxy materials include the Notice of Annual Meeting of Stockholders, this Proxy Statement, proxy card and our Annual Report on Form 10-K.

Notice Only Option

Under the notice only option, which we have elected NOT to use for the Annual Meeting, a company must post all proxy materials on a publicly-accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Material.” The notice includes, among other things:

•	information regarding the date and time of the Annual Meeting of stockholders as well as the items to be considered at the meeting;
•	information regarding the website where the proxy materials are posted; and
•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

We May Use the Notice Only Option in the Future

Although we have elected to use the full set delivery option in connection with the Annual Meeting, we may choose to use the notice only option in the future. By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of paper products. Many companies that have used the notice only option have also experienced a lower participation rate resulting in fewer stockholders voting at their annual meeting. We plan to evaluate the future possible cost savings as well as the possible impact on stockholder participation as we consider future use of the notice only option.

Delivery of Proxy Materials

We will begin mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, proxy card and our Annual Report on Form 10-K to our stockholders of record as of April 17, 2020 (the “Record Date”) for the first time on or about May 1, 2020. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Financial Information” section of our website at http://ir.ideayabio.com/investor-relations.

The only outstanding voting securities of IDEAYA are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 20,401,848 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Annual Meeting and accompanying Proxy Card will be first mailed to our stockholders on or about May 1, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 20,401,848 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.proxydocs.com/IDYA or you may vote by proxy. Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to register to attend the Annual Meeting online at www.proxydocs.com/IDYA. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting by attending the Annual Meeting online unless you request and obtain a Legal Proxy from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on two proposals:

•	Proposal 1—the election of one Class I director to hold office until our 2023 annual meeting of stockholders; and
•

Proposal 2—the ratification of the selection, by the Audit Committee of our Board, of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2020.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I attend the Virtual Annual Meeting?

This year’s Annual Meeting will be held entirely online due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees, and stockholders. Stockholders of record as of April 17, 2019 will be able to register to attend and participate in the Annual Meeting online by accessing www.proxydocs.com/IDYA. To register to attend the Annual Meeting, you will need to have your control number which is included on the Proxy Materials received.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” the nominee to the Board or you may “Withhold” your vote for the nominee.
•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting online. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting online, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

•	To vote at the Annual Meeting, you must pre-register to attend the Annual Meeting online and follow the instructions posted at www.proxydocs.com/IDYA.
•

To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided online at www.proxypush.com/IDYA.
•	To vote by telephone, you may vote by proxy by calling the toll free number found on the Proxy Materials received.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the Annual Meeting online, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Who counts the votes?

Mediant, Inc. (“Mediant”) has been engaged as our independent agent to collect votes. If you are a stockholder of record, your executed Proxy Card is returned directly to Mediant. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Mediant on behalf of all its clients. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Jason S. Throne, Vice President, General Counsel and Secretary of the Company, has been appointed as the inspector of elections for the Annual Meeting.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all proposals, and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. In addition, with respect to Proposal 1, the election of director, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of director (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of director, the nominee receiving the highest number of “For” votes will be elected.

With respect to Proposal 2, the affirmative vote of the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:

•	“For” the election of the nominee for director; and
•	“For” the ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.
•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 7000 Shoreline Court, Suite 350, South San Francisco, California 94080.
•	You may attend the Annual Meeting online and vote by following the instructions at www.proxydocs.com/IDYA. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2020, to our Corporate Secretary at 7000 Shoreline Court, Suite 350, South San Francisco, California 94080; provided that if the date of the annual meeting is more than 30 days from June 16, 2020, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 17, 2021 and March 18, 2021; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 16, 2021, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 20,401,848 shares outstanding and entitled to vote. Accordingly, 10,200,925 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting online. Abstentions will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, in attendance online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (a) the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering in May 2019, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of the second fiscal quarter of such year or (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of eight seated directors, divided into the three following classes:

•	Class I directors: Yujiro S. Hata, John D. Diekman, Ph.D. and Thilo Schroeder, Ph.D., whose current terms will expire at the Annual Meeting;
•	Class II directors: Timothy Shannon, M.D., Terry Rosen, Ph.D. and Wendy L. Yarno, whose current terms will expire at the annual meeting of stockholders to held be in 2021; and
•	Class III directors: Jeffrey Stein, Ph.D. and Scott Morrison, whose current terms will expire at the annual meeting of stockholders to be held in 2022.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Mr. Hata has been nominated to serve as Class I director and has elected to stand for reelection. If elected, Mr. Hata will hold office from the date of his election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until his earlier death, resignation or removal. Drs. Diekman and Schroeder were not nominated to serve as Class I directors and therefore will not stand for reelection.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the one nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Mr. Hata has agreed to serve if elected, and management has no reason to believe that he will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class I nominee (who is currently standing for re-election), each of the other two Class I directors who are not standing for re-election, and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 20, 2020 and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the Annual Meeting of Stockholders
Yujiro S. Hata	45	President, Chief Executive Officer and Director	2015
John D. Diekman, Ph.D.(1)(4)	77	Chair and Director	2015
Thilo Schroeder, Ph.D.(1)(3)(4)	38	Director	2018

Class II Directors whose terms expire at the 2021 Annual Meeting
Timothy Shannon, M.D.(2)(3)	61	Director	2016
Terry Rosen, Ph.D.(2)	61	Director	2016
Wendy L. Yarno(2)	65	Director	2019

Class III Directors whose terms expire at the 2022 Annual Meeting of Stockholders
Jeffrey Stein, Ph.D.(2)(3)	65	Director	2015
Scott Morrison(1)	62	Director	2018

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)

Drs. Diekman and Schroeder were not nominated to serve as Class I directors, will not stand for reelection at the Annual Meeting and will cease service as a director immediately following completion of the Annual Meeting.

Set forth below is biographical information for the nominee and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominee for Election to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders

Yujiro S. Hata has served as a member of our board of directors and as our President and Chief Executive Officer since June 2015. He launched IDEAYA Biosciences, Inc. as its first employee and Chief Executive Officer, while serving as an Executive-in-Residence at 5AM Ventures, a venture capital firm, from 2015 to 2018. From 2014 to August 2015, he served as Chief Operating Officer at Flexus Biosciences, Inc., or Flexus, and FLX Bio, Inc., or FLX Bio, both immuno-oncology companies, which he joined as startups and led through Flexus’ acquisition by Bristol-Myers Squibb Co., or Bristol-Myers Squibb, in April 2015. From 2010 until its acquisition by Amgen Inc., or Amgen, in October 2013, he was Vice President, Corporate Development and Strategy at Onyx Pharmaceuticals, Inc. where he served as Head of Strategy and Strategic Asset Management, and Head of Transactions. From 2002 to 2010, Mr. Hata served as Vice President and Senior Vice President of Business Development, and Chief Business Officer at Enanta Pharmaceuticals, Inc. He earlier served in roles at McKinsey & Company, ImClone Systems Incorporated, and Columbia Medical School. He serves on the board of directors at Xencor, Inc. Mr. Hata obtained an M.B.A. at The Wharton School at the University of Pennsylvania and a B.A. in Chemistry from Colorado College. We believe Mr. Hata is qualified to serve as our Chief Executive Officer and on our board of directors due to his experience in biotechnology company leadership and his background in strategy, corporate development and biotechnology company transactions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE ABOVE NAMED NOMINEE

Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders

Timothy Shannon, M.D. has served as a member of our board of directors since March 2016. Dr. Shannon is a General Partner at Canaan Partners, a venture capital firm, where he has focused on early-stage biopharmaceutical companies since November 2009. From July 2013 to December 2014, Dr. Shannon served as the Chief Executive Officer of Arvinas Inc., or Arvinas, a biopharmaceutical company. From November 2010 to September 2013, Dr. Shannon was the President and Chief Executive Officer of Aldea Pharmaceuticals, Inc. Dr. Shannon was also Chief Executive Officer of Curagen Corporation, or Curagen, from 2007 to 2009 and Chief Medical Officer at CuraGen Corporation from 2002 to 2007. From 1992 to 2002, Dr. Shannon served in various senior research and development roles at Bayer HealthCare LLC, including Senior Vice President of Worldwide Clinical Development. He is Chair of the board of Arvinas. He previously served on the boards of NextCure, Inc. from 2015 to 2020, Celldex Therapeutics, Inc. from 2009 to 2014 and CytomX Therapeutics, Inc. from 2012 to 2017, all biopharmaceutical companies. Dr. Shannon holds an M.D. from the University of Connecticut and a B.A. in Chemistry from Amherst College. We believe Dr. Shannon is qualified to serve on our board of directors due to his experience in the venture capital industry, his executive leadership experience, his medical background and training and his service on the boards of other public and private biopharmaceutical companies.

Terry Rosen, Ph.D. has served as a member of our board of directors since January 2016. Dr. Rosen has served on the board of directors and as the Chief Executive Officer of Arcus Biosciences, Inc., a biopharmaceutical company, since April 2015 and May 2015, respectively. He also served as the Chief Executive Officer of PACT Pharma, Inc., or PACT Pharma, a biopharmaceutical company, from November 2016 to December 2017. Dr. Rosen served briefly in April 2015 as the Chief Executive Officer of FLX Bio. Previously, Dr. Rosen co-founded and served as the Chief Executive Officer of Flexus from October 2013 to April 2015, when it was acquired by Bristol-Myers Squibb. Prior to that, Dr. Rosen was at Amgen from August 2004 to January 2013 where he most recently served as Vice President of Therapeutic Discovery from November 2011 to January 2013. He also worked at Tularik Inc., from October 1993 to August 2004 when it was acquired by Amgen, the Central Research division of Pfizer Inc., or Pfizer, from December 1987 to September 1993, and Abbott Laboratories, from July 1985 to December 1987. Dr. Rosen holds a Ph.D. in Chemistry from the University of California, Berkeley and a B.S. in Chemistry from the University of Michigan. We believe Dr. Rosen is qualified to serve on our board of directors based on his experience in general management and business development and his experience in the field of biosciences.

Wendy L. Yarno has served as a member of our board of directors since December 2019. Ms. Yarno retired in September 2008 from Merck & Co, Inc. where she spent 26 years in commercial and human resource positions of increasing seniority, including most recently as Executive Vice President and Chief Marketing Officer. She previously served as General Manager, Cardiovascular / Metabolic U.S. Business Unit and as Executive Vice President, Worldwide Human Health Marketing. From 2010 to 2011, Ms. Yarno was the Chief Marketing Officer of HemoShear LLC, a biotechnology research company. Ms. Yarno currently serves on the board of directors of publicly traded life sciences companies Global Blood Therapeutics, Inovio Pharmaceuticals, Inc. and Myokardia. She previously served on the board of directors of various other life science companies, including Alder Biopharmaceuticals, Durata

Therapeutics, St. Jude Medical and Medivation. Ms. Yarno received an M.B.A. from Temple University, Fox School of Business, and a B.S. in business administration from Portland State University. We believe Ms. Yarno is qualified to serve on our board of directors based on her extensive experience commercializing pharmaceutical products, and her extensive operational and senior management experience, in the biopharmaceutical industry.

Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

Jeffrey Stein, Ph.D. has served as a member of our board of directors since October 2015. Dr. Stein has been the President and Chief Executive Officer of Cidara since 2014. Prior to joining Cidara, Dr. Stein was the President and Chief Executive Officer of Trius Therapeutics, Inc. from 2007 until its acquisition by Cubist Pharmaceuticals, Inc. in September 2013. Dr. Stein was also a venture partner at Sofinnova Ventures, a biotech venture capital fund, from 2005 to 2010. Prior to joining Sofinnova, Dr. Stein was co-founder and Chief Scientific Officer at Quorex Pharmaceuticals, Inc., from 1999 until its acquisition by Pfizer in 2005. He has also served as a Principal Scientist with Diversa, Inc. and The Agouron Institute. Dr. Stein currently serves on the board of directors of Paratek Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Stein holds a Ph.D. in Marine Biology from the University of California, San Diego. Dr. Stein conducted his postdoctoral research in bacterial genetics as an Alexander Hollaender Distinguished Postdoctoral Fellow at the California Institute of Technology. Dr. Stein obtained a B.S. in Marine Biology and an M.S. in Biology from California State University, Long Beach. We believe Dr. Stein is qualified to serve on our board of directors due to his expertise, perspective and experience as a founder and executive at public and private pharmaceutical companies, and his expertise in life sciences and venture capital industries.

Scott Morrison has served as a member of our board of directors since July 2018. From 1996 to December 2015, Mr. Morrison was a partner with Ernst & Young LLP, a public accounting firm, where he also served as U.S. Life Sciences Leader from 2002 to December 2015. Mr. Morrison currently serves on the board of directors of Corvus Pharmaceuticals, Inc. and Global Blood Therapeutics, Inc., both biopharmaceutical companies. Mr. Morrison holds a B.S. in Business Administration from the University of California, Berkeley. He is a Certified Public Accountant (inactive). We believe Mr. Morrison is qualified to serve on our board of directors due to his experience in public accounting and the life sciences industry.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP (“PwC”), as our independent registered public accounting firm for the year ending December 31, 2020, and is seeking ratification of such selection by our stockholders at the Annual Meeting. PwC has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2017. Representatives of PwC are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed by PwC relating to the years ended December 31, 2019 and 2018.

	Year Ended December 31,
	2019	2018

Audit Fees(1)	$1,669,900	$435,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2,700	35,222
Total Fees	$1,672,600	$470,222

(1)

Audit fees of PwC for the years ended December 31, 2019 and 2018 were for professional services rendered for the audits of our financial statements, including accounting consultation, reviews of quarterly financial statements and professional services rendered in connection with our registration statements. Fees for 2019 include services associated with our initial public offering, which was completed in May 2019.

(2)	All other fees of PwC for the years ended December 31, 2019 and 2018 include consulting services associated with our initial public offering readiness project.

Pre-Approval Policies and Procedures

The Audit Committee or a delegate of the Audit Committee pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available at http://ir.ideayabio.com/invetor-relations.

The Audit Committee approved all of the audit, audit-related, tax and other services provided by PwC for 2019 and 2018 and, in each case, the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of IDEAYA under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://ir.ideayabio.com/investor-relations. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management IDEAYA’s audited financial statements as of and for the year ended December 31, 2019.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards 61, as amended, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee discussed with PwC their independence, and received from PwC the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with PwC, with and without management present, the scope and results of PwC’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. The Audit Committee also has selected PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and is seeking ratification of such selection by the stockholders.

Audit Committee

Scott Morrison, Chair

John D. Diekman, Ph.D.

Thilo Schroeder, Ph.D.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://ir.ideayabio.com/investor-relations. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available on our website at http://ir.ideayabio.com/investor-relations.

Independence of the Board of Directors

As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Mr. Hata, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Hata is not considered independent because he is an employee of IDEAYA. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board

Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Dr. Diekman currently serves as the Chair of our Board. In that role, Dr. Diekman presides over the executive sessions of the Board in which Mr. Hata does not participate and serves as a liaison between management and the Board. Because Dr. Diekman will not stand for reelection at the Annual Meeting, our Board has appointed Dr. Shannon to serve as the Chair of our Board effectively immediately following the Annual Meeting.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related person transactions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•	reviews and approves all related party transactions on an ongoing basis;
•	establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•	discusses on a periodic basis, or as appropriate, with management the Company’s policies and procedures with respect to risk assessment and risk management;
•

is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	annually reviews and assesses internal controls and treasury functions including cash management procedures;
•	investigates any reports received through the ethics helpline and report to the Board periodically with respect to the information received through the ethics helpline and any related investigations;
•	reviews our critical accounting policies and estimates; and
•	reviews the Audit Committee charter and the committee’s performance at least annually.

The current members of our Audit Committee are Scott Morrison, John D. Diekman, Ph.D. and Thilo Schroeder, Ph.D. Mr. Morrison serves as the chairperson of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Morrison is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of Drs. Diekman and Schroeder are independent under the applicable rules of the SEC and Nasdaq. Because Drs. Diekman and Schroeder will not stand for reelection at the Annual Meeting, our Board will appoint additional members to our Audit Committee immediately after the Annual Meeting.

The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at http://ir.ideayabio.com/investor-relations.

Compensation Committee

Our Compensation Committee oversees policies relating to compensation and benefits of our officers and employees. The Compensation Committee approves or recommends to our Board corporate goals and objectives relevant to the compensation of our executive officers (other than our Chief Executive Officer), evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The Compensation Committee also reviews and approves or makes recommendations to our Board regarding the issuance of stock options and other awards under our stock plans to our executive officers (other than our Chief Executive Officer). The Compensation Committee reviews the performance of our Chief Executive Officer and makes recommendations to our Board with respect to his compensation and our Board retains the authority to make compensation decisions relative to our Chief Executive Officer. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.

The current members of our Compensation Committee are Timothy Shannon, M.D., Terry Rosen, Ph.D., Jeffrey Stein, Ph.D. and Wendy Yarno. Dr. Shannon serves as the chairperson of the committee. Ms. Yarno was elected to our Board and appointed to the Compensation Committee on December 17. 2019.  Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq , is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m).

The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq rules. A copy of the Compensation Committee charter is available to security holders on the Company’s website at http://ir.ideayabio.com/investor-relations.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.

The current members of our Nominating and Corporate Governance Committee are Jeffrey Stein, Ph.D., Thilo Schroeder, Ph.D. and Timothy Shannon, M.D. Dr. Stein serves as the chairperson of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence. Because Dr. Schroeder will not stand for reelection at the Annual Meeting, our Board will appoint an additional member to our Nominating and Corporate Governance Committee immediately after the Annual Meeting.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website at http://ir.ideayabio.com/investor-relations.

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	experience as a board member or executive officer of another publicly held company;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.

Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 7000 Shoreline Court, Suite 350, South San Francisco, California 94080.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met 8 times and did not act by unanimous written consent during 2019. The Audit Committee met 4 times and did not act by unanimous written consent. The Compensation Committee met 5 times and acted by unanimous written consent 1 time. The Nominating and Corporate Governance Committee met 4 times and did not act by unanimous written consent. During 2019, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at 7000 Shoreline Court, Suite 350, South San Francisco, California 94080. The Corporate Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

During 2019, our Compensation Committee consisted of Drs. Rosen, Shannon and Stein and Ms. Yarno. Ms. Yarno was elected to our Board and appointed to the Compensation Committee on December 17. 2019. None of the members of our Compensation Committee has at any time been one of our officers or employees or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2019, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Director and Executive Officer Compensation

See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation‒Narrative to 2019 Summary Compensation Table and Outstanding Equity Awards at 2019 Fiscal Year End.”

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Investor Rights Agreement

We entered into an amended and restated investors’ rights agreement with the purchasers of our outstanding convertible preferred stock, including entities with which certain of our directors are affiliated, prior to our initial public offering in May 2019. As of December 31, 2019, the holders of approximately 13.5 million shares of our common stock, including the shares of common stock issuable upon exercise of outstanding options, are entitled to rights with respect to the registration of their shares under the Securities Act.

Sales and Purchases of Securities

Initial Public Offering

Certain of our stockholders, including entities affiliated with certain of our directors, purchased, and we directed allocations for, an aggregate of approximately $30.0 million of shares of our common stock in our initial public offering at the public offering price and on the same terms as the other purchasers in this offering and not pursuant to any pre-existing contractual rights or obligations.

Other Transactions

Research, Development and Manufacturing Services Agreements

On September 1, 2015, we entered into a master services agreement with WuXi AppTec (Hong Kong) Limited, or WuXi AppTec, an affiliate of Edward Hu, a former director of the Company, for pharmaceutical research and development, including chemical synthesis services. Pursuant to the agreement and related work orders under the agreement, we paid WuXi AppTec $0.3 million in 2019.

On May 24, 2018, we entered into a master services agreement with STA Pharmaceutical Hong Kong Limited, or STA Pharmaceutical, an affiliate of Edward Hu, a former director of the Company, for the manufacture and supply of small molecule active pharmaceutical ingredients related to IDE196. Pursuant to the agreement and related work orders under the agreement, we paid STA Pharmaceutical $1.3 million in 2019.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

DIRECTOR COMPENSATION

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
John Diekman, Ph.D.	44,018	67,389	111,407
Brian Daniels, M.D.(2)	625	—	625
Scott Morrison	40,179	83,060	123,238
Terry Rosen, Ph.D.	34,107	83,060	117,167
Thilo Schroeder, Ph.D.	—	—	—
Timothy Shannon, M.D.	29,750	67,389	97,139
Jeffrey Stein, Ph.D.	38,964	83,060	122,024
Wendy Yarno(3)	1,427	115,053	116,480

(1)

Amounts reflect the grant date fair value of stock options granted during 2019 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for the assumptions used in calculating these amounts. The table below shows the aggregate number of shares of our common stock underlying stock options held as of December 31, 2019 by each non-employee director.

(2)	In January 2019, Dr. Daniels resigned from our Board.
(3)	Ms. Yarno was elected to our Board on December 17, 2019.

Name	Options Outstanding at Fiscal Year-End	Shares Subject to Repurchase Outstanding at Fiscal Year-End
John Diekman, Ph.D.	11,000	—
Brian Daniels, M.D.	7,311	—
Scott Morrison	27,346	—
Terry Rosen, Ph.D.	11,000	2,875
Thilo Schroeder, Ph.D.	—	—
Timothy Shannon, M.D.	11,000	—
Jeffrey Stein, Ph.D.	16,338	—
Wendy Yarno	22,000	—

Narrative Disclosure to Director Compensation Table

Pursuant to our compensation policy for our non-employee directors, or the Director Compensation Program, our non-employee directors receive cash compensation as follows:

•	Each non-employee director receives an annual cash retainer in the amount of $35,000 per year.
•	The chairperson receives an additional annual cash retainer in the amount of $30,000 per year.
•

The chairperson of the Audit Committee receives additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee receives additional annual cash compensation in the amount of $7,500 per year for such member’s service on the Audit Committee.

•

The chairperson of the Compensation Committee receives additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Compensation Committee.

•

The chairperson of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $8,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $4,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

Under the Director Compensation Program, each non-employee director will automatically be granted an option to purchase 22,000 shares of our common stock upon the director’s initial appointment or election to our Board, referred to as the Initial Grant, and an option to purchase 11,000 shares of our common stock automatically on the date of each annual stockholder’s meeting thereafter, referred to as the Annual Grant. The Initial Grant will vest in substantially equal monthly installments for three years from the date of grant, subject to continued service through each applicable vesting date. The Annual Grant will vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting to the extent unvested as of such date, subject to continued service through each applicable vesting date.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of April 20, 2020.

Name	Age	Position(s)
Executive Officers
Yujiro S. Hata	45	President, Chief Executive Officer and Director
Paul A. Stone, J.D.	56	Chief Financial Officer
Michael P. Dillon, Ph.D.	53	Senior Vice President and Chief Scientific Officer, Head of Research
Julie Hambleton, M.D.	62	Senior Vice President and Chief Medical Officer, Head of Development
Mark Lackner, Ph.D.	53	Senior Vice President, Head of Biology and Translational Sciences
Jason S. Throne, J.D.	49	General Counsel and Corporate Secretary

Executive Officers

Mr. Hata’s biographical information is included above under “Proposal No. 1 Election of Director.”

Paul Stone, J.D. has served as our Chief Financial Officer since July 2019. From May 2018 to July 2019, he served as our Senior Vice President, General Counsel and Head of Operations. From January 2009 to May 2018, Mr. Stone was with 5AM Ventures in various capacities including as Partner, General Counsel, and Chief Operating Officer. Prior to joining 5AM Ventures, Mr. Stone was Senior Vice President and General Counsel at Ethos Pharmaceuticals, Inc., Senior Vice President, General Counsel and Chief Patent Counsel at Ilypsa, Inc., and Vice President, Chief Patent Counsel at Symyx Technologies, Inc. He also held early management and operating roles at the following biopharmaceutical companies: Entrada Therapeutics, Inc., Cidara Therapeutics, Inc., or Cidara, and Homology Medicines, Inc., or Homology. Mr. Stone previously practiced intellectual property law as a patent attorney at Senniger Powers LLP. He also taught patent law, trade secrets law and licensing as an adjunct professor at the University of Missouri and Santa Clara University. Mr. Stone also served as a U.S. Naval Officer. Mr. Stone served on the board of directors of Cidara from December 2012 to May 2014 and Homology from March 2015 to December 2015. He received a J.D. from the University of Wisconsin Law School. Mr. Stone earned a B.S. in Chemical Engineering from the University of Wisconsin, Madison.

Michael Dillon, Ph.D. has served as our Senior Vice President and Chief Scientific Officer, Head of Research since February 2018. From April 2016 to February 2018, he served as our Senior Vice President, Head of Drug Discovery.  From 2008 to 2016, Dr. Dillon was with the Novartis Institutes for Biomedical Research, Inc., a biopharmaceutical company, where he served in various leadership roles, including Global Discovery Chemistry Head, Oncology and New Therapeutic Modalities, Head of Chemical Sciences, Emeryville, and Executive Director for Oncology Chemistry. From 1993 to 2008, Dr. Dillon worked at F. Hoffmann-La Roche Ltd., or Roche, and Syntex Corp. (acquired by Roche), where he served in roles of increasing responsibility, including Director, Medicinal Chemistry. Dr. Dillon obtained his Ph.D. in Chemistry from the University of Bristol and afterward completed his postdoctoral fellowship in Chemistry at Oregon State University. Dr. Dillon obtained his B.S. in Chemistry from the University of Leicester.

Julie Hambleton, M.D. has served as our Senior Vice President and Chief Medical Officer, Head of Development since June 2018 and will be retiring from the Company on April 30, 2020. From 2016 to 2018, Dr. Hambleton was Vice President, Head of U.S. Medical at Bristol-Myers Squibb, a biopharmaceutical company. From 2012 to 2016, she was Executive Vice President and Chief Medical Officer at Five Prime Therapeutics, Inc., a biopharmaceutical company, where she was also a member of the Executive Committee. From 2010 to 2012, Dr. Hambleton was Vice President, Clinical Development, at Clovis Oncology, Inc. From 2003 to 2010, she was at Genentech, most recently as Group Medical Director, Global Clinical Development. Dr. Hambleton currently serves on the board of directors of IGM Biosciences, Inc., a biotechnology company. Dr. Hambleton completed her medical and hematology-oncology training at the University of California, San Francisco, where she then served on the faculty from 1993 to 2003. Dr. Hambleton received an M.D. from Case Western Reserve University School of Medicine and was Board-certified in Hematology and Internal Medicine. Dr. Hambleton obtained a B.S. in Nursing from Duke University.

Mark Lackner, Ph.D. has served as our Senior Vice President, Head of Biology and Translational Sciences since December 2018. From May 2018 to December 2018, he served as our Vice President, Head of Biology and Translational Sciences. Prior to joining us, Dr. Lackner worked at Genentech, a biotechnology company, from November 2004 to May 2018, in various positions in the Oncology Biomarker Development group, most recently as a Director and Principal Scientist. Prior to joining Genentech, Dr. Lackner worked at Exelixis, Inc. from 1999 through 2004 in oncology target identification and validation. Dr. Lackner received a Ph.D. from Stanford University in Developmental Biology. He completed postdoctoral studies at the University of California, Berkeley in the laboratory of Joshua Kaplan. Dr. Lackner obtained a B.S. and an M.S. in Biology from the University of Illinois at Urbana–Champaign.

Jason S. Throne, J.D. has served as our Vice President, General Counsel since October 2019. From May 2017 until March 2019, Mr. Throne served as Vice President, General Counsel of NeoTract, Inc., a urology medical device company, until its acquisition by Teleflex Incorporated. From January 2015 until April 2016, Mr. Throne held various roles, including Associate General Counsel, Corporate & Compliance Officer, at Thoratec Corporation, a cardiology medical device company, which was acquired by St. Jude Medical. Prior to Thoratec, Mr. Throne was an associate at the law firm of Cooley Godward LLP and a senior audit accountant at the accounting firm of Deloitte & Touche LLP. Mr. Throne received a J.D. from the University of Virginia Law School and earned a B.S. in Accounting from the University of Colorado, Boulder.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our “named executive officers” who are listed in the “Summary Compensation Table” below.

In 2019, our “named executive officers” and their positions were as follows:

•	Yujiro Hata, President and Chief Executive Officer;
•	Julie Hambleton M.D., Senior Vice President and Chief Medical Officer, Head of Development; and
•	Mike Dillon, Senior Vice President and Chief Scientific Officer, Head of Research.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total
Yujiro Hata	2019	457,150	1,398,696	154,943	10,200	2,020,989
President and Chief Executive Officer	2018	420,000	1,687,701	147,000	8,000	2,262,701
Julie Hambleton, M.D. (4)	2019	387,063	180,964	108,500	10,200	686,726
Senior Vice President and Chief Medical Officer, Head of Development	2018	218,750	512,217	65,625	1,050	797,642
Michael Dillon, Ph.D.	2019	338,875	226,205	95,500	10,200	670,780
Senior Vice President and Chief Scientific Officer, Head of Research	2018	315,000	244,039	94,500	4,506	658,045

(1)

Amounts reflect the grant date fair value of stock options granted during 2019 and 2018 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for the assumptions used in calculating these amounts.

(2)

Amounts represent the amounts of the annual performance-based cash bonus earned by our named executive officers based on the achievement of certain corporate performance objectives for the fiscal years ended December 31, 2019 and December 31, 2018. Please see the descriptions of the annual performance-based cash bonuses paid to our named executive officers under “Bonuses” below.

(3)	Amounts represent $150 monthly cell phone allowance plus 401(k) employer matching contributions.
(4)	Dr. Hambleton will be retiring from the Company on April 30, 2020.

Narrative to Summary Compensation Table

2019 Salaries

Our named executive officers each receive a base salary to compensate them for services rendered to our company. The base salary, payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Effective as of January 1, 2019, the annual base salaries for Mr. Hata, Dr. Hambleton and Dr. Dillon were $432,600, $380,625 and $324,450, an increase of 3%, 1.5% and 3% over their 2018 annual base salaries, respectively.  In connection with our initial public offering, the salaries of Mr. Hata, Dr. Hambleton and Dr. Dillon were increased, effective as of July 1, 2019, to $481,700, $393,500 and $353,300, respectively.

2019 Bonuses

We maintain an annual performance-based cash bonus program in which each of our named executive officers participated in 2019. Each named executive officer’s target bonus is expressed as a percentage of base salary which can be achieved by meeting corporate and individual goals at target level. The 2019 annual bonuses for Mr. Hata, Dr. Hambleton and Dr. Dillon were targeted at 35%, 30% and 30% of their respective base salaries until July 1, 2019 and from July 1, 2019 through the end of the year were targeted at 50%, 40% and 40% of their respective base salaries, in each case prorated for the applicable portion of the year. Mr. Hata’s bonus is based 100% on the achievement of corporate performance objectives, approved by the Board.  Drs. Hambleton and Dillon’s bonuses are based 70% on the achievement of corporate performance objectives and 30% on the achievement of individual performance objectives, approved by the Compensation Committee and the Board. Each year, the Compensation Committee or the Board may supplement the target bonuses earned by our named executive officers with discretionary bonuses based on the compensation committee’s or the Board’s assessment of individual contributions.

In February 2020, our Board determined that the corporate performance objectives were achieved at 79% for Mr. Hata and our Compensation Committee determined that the corporate performance objectives and individual performance objectives were achieved at a combined 80% for Dr. Hambleton and Dr. Dillon.

The actual annual cash bonuses awarded to each named executive officer for 2019 performance are set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

We use equity awards to motivate and reward our executive officers for long-term corporate performance based on the value of the Company’s common stock and, thereby, align the interests of our executive officers with those of our stockholders. We believe equity provides appropriate long-term incentive and retention of our executive officers.

Prior to our initial public offering, we maintained the 2015 Equity Incentive Plan (the “2015 Plan”), pursuant to which we made periodic grants of equity awards to our employees. In March 2019, the Board granted to Mr. Hata, Dr. Hambleton and Dr. Dillon an option to purchase 180,862, 23,400, and 29,250 shares of our common stock, respectively, under the 2015 Plan, each at an exercise price of $11.08 per share (such share amounts and per share exercise price reflecting the initial public offering reverse split).  These options vest as to (i) 25% of the shares upon the first anniversary of the vesting commencement date and (ii) 1/48th of the shares upon each monthly anniversary of the vesting commencement date thereafter, subject to continued service through the applicable vesting date.

In connection with our initial public offering, we adopted and our stockholders approved, the 2019 Incentive Award Plan (the “2019 Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our NEOs) and consultants of the Company and to enable us to obtain and retain services of these individuals, which is essential to our long-term success. The 2019 Plan became effective on the day prior to the first public trading date of our common stock, and since then no further grants have been or will be made under the 2015 Plan. No awards were granted to our NEO’s under the 2019 Plan in 2019.

Other Elements of Compensation

Retirement Savings and Health and Welfare Benefits

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Currently, we match contributions made by participants in the 401(k) plan after 1 year of employment in the amount of 50% of the first 6% of the participant’s annual base salary contributed, capped at annual IRS limits. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits; medical flexible spending accounts; short-term and long-term disability insurance; and life and AD&D insurance.

Perquisites and Other Personal Benefits

We provide limited perquisites to our named executive officers when our Compensation Committee determines that such perquisites are necessary or advisable to fairly compensate or incentivize our employees. In 2019 we provided each of our named executive officers with a $150 monthly cell phone allowance, but did not provide any other perquisites.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity awards for each named executive officer as of December 31, 2019.

		Option Awards				Stock Awards
Name	Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Yujiro Hata	3/27/2017					40,194	301,455
	2/27/2018	274,905	266,714	4.31	2/26/2028	—
	2/19/2019	48,983	131,879	11.08	3/13/2029	—
Julie Hambleton, M.D.	6/1/2018	68,220	87,712	4.62	6/20/2028	—
	2/19/2019	6,337	17,063	11.08	3/13/2029	—
Michael Dillon, Ph.D.	4/4/2016	—	—			3,689	27,668
	3/24/2017	—	—			10,049	75,368
	2/27/2018	41,919	38,566	4.31	2/26/2028	—
	2/19/2019	7,921	21,329	11.08	3/13/2029	—

(1)

Except as otherwise noted, each option vests and becomes exercisable as to 25% of the total number of shares underlying the option on the first anniversary of the vesting commencement date and as to 1/48th of the total number of shares underlying the option on each monthly anniversary of the vesting commencement date thereafter, subject to continued service through the applicable vesting date.

(2)

Constitutes shares of our common stock acquired upon exercise of an option prior to vesting, which remain subject to a right of repurchase at the original exercise price until vested. Acquired shares vest as to 25% of the total number of shares initially subject to the option on the first anniversary of the vesting commencement date and as to 1/48th of the total number of shares initially subject to the option on each monthly anniversary thereafter, subject to continued service through the applicable vesting date. As such, the shares of our common stock reported vest, and are released from our right of repurchase, in substantially equal monthly installments through the fourth anniversary of the vesting commencement date.

(3)	Amounts reported are calculated by multiplying the number of shares shown in the table by $7.50 per share, which is the closing price of our common stock on December 31, 2019.

Executive Compensation Arrangements

We entered into new employment agreements with Mr. Hata and Dr. Hambleton effective May 9, 2019 and Dr. Dillon effective May 10, 2019, which superseded in their entirety their prior employment arrangements with us. The employment agreements provide for base salaries, target cash incentives, and benefit plan participation. In addition, each employment agreement provides for the following severance and change in control benefits:

Mr. Hata. In the event that Mr. Hata’s employment with us is terminated by us without “cause” or he resigns for “good reason” (each, as defined in the employment agreement) outside of a period of time that begins three months prior to and ends 12 months following a change in control, then, subject to timely delivering to us a release of claims, Mr. Hata will be entitled to receive: (i) a lump sum severance payment equal to his annual base salary; and (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination. In the event Mr. Hata’s employment with us is terminated by us without “cause” or he resigns for “good reason” during a period of time that begins three months prior to and ends 12 months following a change in control, then, subject to timely delivering to us a release of claims, Mr. Hata will be entitled to receive: (i) a lump sum severance payment equal to 1.5 times his annual base salary and target annual incentive payment; (ii) payment or reimbursement of continued healthcare coverage for up to 18 months following the date of termination; and (iii) full acceleration of his equity awards.

Dr. Hambleton. In the event that Dr. Hambleton’s employment with us is terminated by us without “cause” or she resigns for “good reason” (each, as defined in the employment agreement) outside of a period of time that begins three months prior to and ends 12 months following a change in control, then, subject to timely delivering to us a release of claims, Dr. Hambleton will be entitled to receive: (i) a lump sum severance payment equal to seventy-five percent of her annual base salary; and (ii) payment or reimbursement of continued healthcare coverage for up to 9 months following the date of termination. In the event Dr. Hambleton’s employment with us is terminated by us without “cause” or she resigns for “good reason” during a period of time that begins three months prior to and ends 12 months following a change in control, then, subject to timely delivering to us a release of claims, Dr. Hambleton will be entitled to receive: (i) a lump sum severance payment equal to her annual base salary and target annual incentive payment; (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination; and (iii) full acceleration of her equity awards.

Dr. Dillon. In the event that Dr. Dillon’s employment with us is terminated by us without “cause” or he resigns for “good reason” (each, as defined in the employment agreement) outside of a period of time that begins three months prior to and ends 12 months following a change in control, then, subject to timely delivering to us a release of claims, Dr. Dillon will be entitled to receive: (i) a lump sum severance payment equal to seventy-five percent of his annual base salary; and (ii) payment or reimbursement of continued healthcare coverage for up to 9 months following the date of termination. In the event Dr. Dillon’s employment with us is terminated by us without “cause” or he resigns for “good reason” during a period of time that begins three months prior to and ends 12 months following a change in control, then, subject to timely delivering to us a release of claims, Dr. Dillon will be entitled to receive: (i) a lump sum severance payment equal to his annual base salary and target annual incentive payment; (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination; and (iii) full acceleration of his equity awards.

As used in the named executive officers’ employment agreements:

•

“cause” means: the occurrence of any of the following events: (i) the named executive officer’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) the named executive officer’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) the named executive officer’s intentional material violation of any contract or agreement between the named executive officer and the Company or of any statutory duty owed to the Company; (iv) the named executive officer’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) the named executive officer’s gross misconduct.

•

“change in control” means any of the following types of transactions: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale exchange or transfer of all or substantially all of the assets of the Company (each, a “transaction”), wherein the stockholders of the Company immediately before the transaction do not retain immediately after the transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or the successor entity, or in the case of a transaction described in (iii), the corporation or other entity to which the assets of the Company were transferred, as the case may be. Notwithstanding the foregoing, a transaction shall not constitute a change in control if (i) its sole purpose is to change the state of the Company’s incorporation; (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (iii) it constitutes the Company’s initial public offering or its securities; or (iv) it is a transaction effected primarily for the purpose of financing the Company with cash (as determined by the Board in its discretion).

•

“good reason” means that the named executive officer has complied in all material respects with the “good reason process (defined below) following the occurrence of any of the following events, without the named executive officer’s prior written consent: (i) a material reduction of the named executive’s annual base salary (unless pursuant to a salary reduction program applicable generally to the Company’s senior management employees); or (ii) relocation of the named executive officer’s principal place of employment to a place that increases the named executive officer’s one way commute by more than seventy-five (75) miles as compared to the named executive officer’s then current principal place of business immediately prior to such relocations; or (iii) a material reduction in the named executive officer’s job title and primary duties, responsibilities and authorities, provided however, that a change in job position (including a change in title) shall not be deemed a “material reduction” in and of itself unless the named executive officer’s duties are materially reduced from the prior duties.

•

“good reason process” means that (i) the named executive officer has reasonably determined in good faith that a good reason condition has occurred, (ii) the named executive officer has notified the Company in writing of the first occurrence of the good reason condition within 60 days of the first time the named executive officer becomes aware of the occurrence of such condition, (iii) the named executive officer has cooperated in good faith with the Company’s efforts, for a period not less than 30 days following the Company’s receipt of such notice (the “cure period”), to remedy the condition, (iv) notwithstanding such efforts, the good reason condition continues to exist, and (v) the named executive officer terminates employment within 30 days after the end of the cure period.

In April 2020, we entered into a Transition and Separation Agreement, as well as a Consulting Agreement, with Dr. Hambleton, in connection with her retirement from the Company.  Under the terms of the agreements, Dr. Hambleton will retire on April 30, 2020 but continue to provide limited consulting services to us through June 30, 2020 in exchange for cash fees.  The Transition and Separation Agreement provides for Dr. Hambleton to receive continued base salary through June 30, 2020, less any amount paid in consulting fees.  The Transition and Separation Agreement includes a full release of claims against the company as well as certain restrictive covenants.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2019, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (4)
Equity Compensation Plans Approved by Stockholders(1)(2)(3)	1,962,332	$6.03	1,231,746
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	1,962,332	$6.03	1,231,746

(1)	Consists of the 2019 Plan and the IDEAYA Biosciences, Inc. Employee Stock Purchase Plan (the “ESPP”) and the 2015 Plan, as amended.
(2)

The 2019 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2020 and ending in 2029 equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 10,018,000 shares of stock may be issued upon the exercise of incentive stock options.

(3)

The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2020 and ending in 2029 equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, no more than 2,500,000 shares of stock may be issued under the ESPP.  The maximum number of shares that may be issued under the ESPP in the purchase period that includes December 31, 2019 based on the number of participants at December 31, 2019 is 92,000 shares.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 31, 2020 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each named executive officer as set forth in the summary compensation table above;
•	each of our directors; and
•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2020 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 20,347,539 shares of our common stock issued and outstanding on March 31, 2020. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o IDEAYA Biosciences, Inc., 7000 Shoreline Court, Suite 350, South San Francisco, California 94080.

	Beneficial Ownership
Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders:
Entities affiliated with 5AM Ventures(1)	3,463,066	—	3,463,066	17.0%
Canaan X L.P.(2)	2,660,713	—	2,660,713	13.1%
Celgene Corporation(3)	1,633,253	—	1,633,253	8.0%
Entities affiliated with BVF Partners(4)	1,436,429	—	1,436,429	7.1%
Entities affiliated with Nextech Invest(5)	1,403,823	—	1,403,823	6.9%
WuXi Healthcare Ventures II, L.P.(6)	1,402,141	—	1,402,141	6.9%
Perceptive Life Sciences Master Fund LTD(7)	1,141,484	—	1,141,484	5.6%
Named Executive Officers and Directors:
Yujiro Hata(8)	610,722	354,617	965,339	4.7%
Julie Hambleton, M.D.(9)	—	82,029	82,029	*
Michael Dillon, Ph.D.(10)	91,039	54,412	145,451	*
John Diekman, Ph.D.(11)	2,963,066	—	2,963,066	14.6%
Scott Morrison(12)	—	19,392	19,392	*
Terry Rosen, Ph.D.(13)	16,346	3,046	19,392	*
Timothy Shannon, M.D.	—	—	—	*
Thilo Schroeder, Ph.D.	—	—	—	*
Jeffrey Stein, Ph.D.(14)	4,281	8,384	12,665	*
Wendy Yarno(15)	—	3,055	3,055	*
All directors and executive officers as a group (13 persons)(14)	3,695,454	650,867	4,346,321	20.7%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)

Based solely on a Schedule 13D filed with the SEC on June 10, 2019 with respect to shares of common stock beneficially owned on May 28, 2019. Consists of (i) 2,844,545 shares of common stock held by 5AM Ventures IV, L.P. (“5AM IV”), (ii) 118,521 shares of common stock held by 5AM Co-Investors IV, L.P (“5AM Co-Investors IV”), and (iii) 500,000 shares of common stock held by 5AM Opportunities I, L.P. (“5AM Opportunities”). 5AM Partners IV, LLC (“5AM Partners IV”) is the general partner of 5AM IV and 5AM Co-Investors IV and may be deemed to have sole investment and voting power over the shares held by 5AM IV and 5AM Co-Investors IV. Dr. Diekman, Andrew J. Schwab and Dr. Scott M. Rocklage are the Managing Members of 5AM Partners IV, and may be deemed to share voting and dispositive power over the shares held by 5AM IV and 5AM Co-Investors IV. 5AM Opportunities I (GP), LLC (“5AM Opportunities GP”) is the general partner of 5AM Opportunities and may be deemed to have sole investment and voting power over the shares held by 5AM Opportunities.  Andrew J. Schwab and Dr. Kush M. Parmar are the Managing Members of 5AM Opportunities GP and may be deemed to share voting and dispositive power over the shares held by 5AM Opportunities. The address of the above persons and entities is 501 2nd Street, Suite 350, San Francisco, CA 94107.

(2)

Based solely on a Schedule 13G filed with the SEC on February 6, 2020 with respect to shares of common stock beneficially owned on December 31, 2019. Consists of 2,660,713 shares of common stock held by Canaan X L.P. Canaan Partners X LLC is the general partner of Canaan X L.P. and may be deemed to have sole investment and voting power over the shares held by Canaan X L.P. Investment, voting and dispositive decisions with respect to the shares held by Canaan X L.P. are made by the managers of Canaan Partners X LLC, collectively. None of the managers of Canaan Partners X LLC has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by Canaan X L.P. The address for Canaan X L.P. is 285 Riverside Avenue, Suite 250, Westport, CT 06880.

(3)

Based solely on a Schedule 13G filed with the SEC on May 30, 2019 with respect to shares of common stock beneficially owned on May 28, 2019. Consists of 1,633,253 shares of common stock held by Celgene Corporation (“Celgene”). The principal address for Celgene is 86 Morris Avenue, Summit, NJ 07901.

(4)

Based solely on a Schedule 13G filed with the SEC on February 14, 2020 with respect to shares of common stock beneficially owned on December 31, 2019. Consists of (i) 700,346 shares of common stock held by Biotechnology Value Fund, L.P. (“BVF”), (ii) 497,081 shares of common stock held by Biotechnology Value Fund II, L.P. (“BVF2”), and (iii) 100,808 shares of common stock held by Biotechnology Value Trading Fund OS, L.P. (“Trading Fund OS”). BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the shares owned in the aggregate by BVF, BVF2, Trading Fund OS, and certain Partners managed accounts (the “Partners Managed Accounts”). BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc.  The address of BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc. and Mr. Lambert is 44 Montgomery St. 40th floor, San Francisco, CA 94104. The address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(5)

Based solely on a Schedule 13G filed with the SEC on February 13, 2020 with respect to shares of common stock beneficially owned on December 31, 2019. Consists of (i) 760,404 shares of common stock held directly by Nextech V Oncology, S.C.S., SICAV-SIF (“Nextech V”); and (ii) 643,419 shares of common stock held directly by Nextech IV Oncology, S.C.S. SICAV SIF (“Nextech IV”). Nextech V GP S.à r.l. (“Nextech V, GP”) serves as the sole general partner of Nextech V and has sole voting and investment control over the shares owned by Nextech V and may be deemed to own beneficially the shares held by Nextech V. Dalia Bleyer, James Pledger and Thomas Lips are members of the board of managers of Nextech V GP and share voting and dispositive power over the shares held by Nextech V, and may be deemed to own beneficially the shares held by Nextech V. Nextech IV GP S.à r.l. (“Nextech IV GP”) serves as the sole general partner of Nextech IV and has sole voting and investment control over the shares owned by Nextech IV and may be deemed to own beneficially the shares held by Nextech IV. Thomas Lips, Marc Kriegsmann and Christoph Kraiker are members of the board of managers of Nextech IV GP and share voting and dispositive power over the shares held by Nextech IV, and may be deemed to own beneficially the shares held by Nextech IV. The address of Nextech IV, Nexttech IV GP, and its managing members is 1c, rue Gabriel Lippmann, 5365 Munsbach, Luxembourg and the address of Nextech V, Nextech V GP, and its managing members is 8 rue Lou Hemmer, L-1748 Senningerberg, Luxembourg.

(6)

Based solely on a Schedule 13G filed with the SEC on April 23, 2020 with respect to shares of common stock beneficially owned on December 31, 2019. Consists of 1,402,141 shares of common stock held by WuXi Healthcare Ventures II, L.P. WuXi Healthcare Management, LLC is the general partner of WuXi Healthcare Ventures II, L.P. and may be deemed to have sole investment and voting power over the shares held by WuXi Healthcare Ventures II, L.P. The address of the above persons and entities is 55 Cambridge Parkway, 8th Floor, Cambridge, MA 02142.

(7)

Based solely on a Schedule 13G filed with the SEC on February 14, 2020 with respect to shares of common stock beneficially owned on December 31, 2019. Consists of 1,141,484 shares of common stock held by Perceptive Life Sciences Master Fund

LTD (the “Perceptive Master Fund”. Perceptive Advisors LLC serves as the investment manager to the Perceptive Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors LLC and may be deemed to beneficially own the securities directly held by the Perceptive Master Fund. The address of the above persons and entities is 51 Astor Place, 10th floor, New York, NY 10003.

(8)

Consists of (i) 610,722 shares of common stock, 583,926 of which shares will be vested within 60 days of March 31, 2020, and 26,796 of which shares will continue to be subject to our repurchase right, and (ii) 354,617 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2020, all of which shares will be vested within 60 days of March 31, 2020.

(9)

Consists of 82,029 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2020, all of which shares will be vested within 60 days of March 31, 2020.

(10)

Consists of (i) 91,039 shares of common stock, 69,715 of which shares will be vested within 60 days of March 31, 2020, and 21,324 of which shares will continue to be subject to our repurchase right, and (ii) 54,412 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2020, all of which shares will be vested within 60 days of March 31, 2020.

(11)

Consists of (i) 2,844,545 shares of common stock held by 5AM IV and (ii) 118,521 shares of common stock held by 5AM Co-Investors IV. Dr. Diekman, as a Managing Member of 5AM Partners IV, the general partner of 5AM IV and 5AM Co-Investors IV, may be deemed to have voting and dispositive power over the shares owned by 5AM IV and 5AM Co-Investors IV.

(12)

Consists of 19,392 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2020, 10,537 of which shares will be vested within 60 days of March 31, 2020, and 8,855 of which shares will be unvested within 60 days of March 31, 2020.

(13)

Consists of (i) 16,346 shares of common stock, 14,156 of which shares will be vested within 60 days of March 31, 2020, and 2,190 of which shares will continue to be subject to our repurchase right, and (ii) 3,046 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2020, all of which shares will be vested within 60 days of March 31, 2020.

(14)

Consists of (i) 4,281 shares of common stock and (ii) 8,384 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2020, 6,194 of which shares will be vested within 60 days of March 31, 2020, and 2,190 of which shares will be unvested within 60 days of March 31, 2020.

(15)

Consists of 3,055 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2020, all of which shares will be vested within 60 days of March 31, 2020.

(16)

Consists of (i) 732,388 shares of common stock, 682,078 of which shares will be vested within 60 days of March 31, 2020, and 50,310 of which shares will continue to be subject to our repurchase right, and (ii) 650,867 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2020, 639,822 of which shares will be vested within 60 days of March 31, 2020, and 11,045 of which shares will be unvested within 60 days of March 31, 2020.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2019, other than a late Form 3 filing for 5AM Ventures IV, L.P. on May 23, 2019 to report the holdings of a ten percent holder, a late Form 4 filing for Jeffrey Hager, Ph.D. on July 26, 2019 to report the exercise of two stock options, and late Form 4 filings for John Diekman, Ph.D., Scott Morrison, Terry Rosen, Ph.D., Timothy Shannon, M.D. and Jeffrey Stein, Ph.D. on December 19, 2019 to report stock option grants.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are IDEAYA stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to: 7000 Shoreline Court, Suite 350, South San Francisco, California 94080. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a IDEAYA stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, 7000 Shoreline Court, Suite 350, South San Francisco, California 94080.

By Order of the Board of Directors

/s/ Yujiro Hata
Yujiro Hata
President, Chief Executive Officer and Director

April 27, 2020

ANNUAL MEETING OF IDEAYA BIOSCIENCES, INC.  Annual Meeting of IDEAYA Biosciences, Inc. to be held on Tuesday, June 16, 2020 for Holders as of April 17, 2020  This proxy is being solicited on behalf of the Board of Directors  Date: June 16, 2020  Time: 12:30 p.m. (PDT)  Place: Annual Meeting to be held live via the Internet – please visit www.proxydocs.com/IDYA for more details.  Please separate carefully at the perforation and return just this portion in the envelope provided.  Please make your marks like this: Use dark black pencil or pen only  VOTE BY:   INTERNET  TELEPHONE  Board of Directors Recommends a Vote FOR proposals 1 and 2.  Call  Go To  www.proxypush.com/IDYA  • Cast your vote online.  • View Meeting Documents.  866-390-6295  • Use any touch-tone telephone.  • Have your Proxy Card/Voting Instruction Form ready.  • Follow the simple recorded instructions.  OR  1: Election of Class I Director  Directors  Recommend   Withhold  For   01 Yujiro Hata  For  MAIL  • Mark, sign and date your Proxy Card/Voting Instruction Form.  • Detach your Proxy Card/Voting Instruction Form.  • Return your Proxy Card/Voting Instruction Form in the  postage-paid envelope provided.  OR   For Against Abstain  2: To ratify the selection of  PricewaterhouseCoopers LLP as the independent registered public accounting  firm of the company for its fiscal year ending  December 31, 2020.  For  The undersigned hereby appoints Yujiro Hata and Paul Stone, and each or either of them, as the true and lawful  attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them,  to vote all the shares of capital stock of IDEAYA Biosciences, Inc. which the undersigned is entitled to vote at said  meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly  brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys  to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy  heretofore given.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION  IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR IN ITEM 1 AND FOR THE  PROPOSAL IN ITEM 2.  PROXY TABULATOR FOR  IDEAYA BIOSCIENCES, INC.  P.O. BOX 8016  CARY, NC 27512-9903  Authorized Signatures - This section must be completed for your Instructions to be executed.   Please Sign Here Please Date Above   Please Sign Here Please Date Above  Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all  persons should sign. Trustees, administrators, etc., should include title and authority. Corporations  should provide full name of corporation and title of authorized officer signing the proxy.    Proxy — IDEAYA Biosciences, Inc. Annual Meeting of Stockholders  June 16, 2020, 12:30 p.m. (Pacific Daylight Time)  This Proxy is Solicited on Behalf of the Board of Directors   The undersigned appoints Yujiro Hata and Paul Stone (the “Named Proxies”) and  each of them as proxies for the undersigned, with full power of substitution, to vote  the shares of common stock of IDEAYA Biosciences, Inc., a Delaware corporation  (the “Company”), the undersigned is entitled to vote at the Annual Meeting to be  held live via the Internet – please visit www.proxydocs.com/IDYA for more details,  on Tuesday, June 16, 2020 at 12:30 p.m. (PDT) and all adjournments thereof.  The purpose of the Annual Meeting is to take action on the following:  1. Proposal 1;  2. Proposal 2; and  3. Transact such other business as may properly come before the Annual  Meeting or any adjournment or postponement of the Annual Meeting.  The director up for re-election is: Yujiro Hata.  The Board of Directors of the Company recommends a vote “FOR” the nominee  for director and “FOR” each proposal.  This proxy, when properly executed, will be voted in the manner directed  herein. If no direction is made, this proxy will be voted “FOR” the nominee for director and “FOR” each proposal. In their discretion, the Named Proxies  are authorized to vote upon such other matters that may properly come  before the Annual Meeting or any adjournment or postponement thereof.  You are encouraged to specify your choice by marking the appropriate box  (SEE REVERSE SIDE) but you need not mark any box if you wish to vote  in accordance with the Board of Directors’ recommendation. The Named  Proxies cannot vote your shares unless you sign and return this card.  Please separate carefully at the perforation and return just this portion in the envelope provided.